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                                                                     EXHIBIT 4.2


                                CREDIT AGREEMENT
                                ----------------


         THIS AGREEMENT is made by and between the Company (as herein defined) and the Lender (as herein defined).

         In consideration of the covenants and agreements contained herein, the Company and the Lender hereby mutually agree as follows:

                             ARTICLE I. DEFINITIONS
                             ----------------------

         SECTION 1.1. GENERAL. Any accounting term used but not specifically defined herein shall be construed in accordance with GAAP. The definition of each agreement, document, and instrument set forth in Section 1.2 hereof shall be deemed to mean and include such agreement, document, or instrument as amended, restated, or modified from time to time.

         SECTION 1.2.  DEFINED TERMS.  As used in this Agreement:

         "ADVISED LINE OF CREDIT" shall mean an uncommitted line of credit in the amount of Three Million Dollars ($3,000,000.00) which, if issued shall be subject to any reduction of the commitment of the Lender to make loans hereunder pursuant to Section 2.1 hereof, and upon satisfaction of the following conditions:

         (a)      No Event of Default or Potential Event shall have occurred.

         (b) The Company shall have paid Lender any and all fees required to issue credit on this Advised Line of Credit.

         (c) Lender, in its sole discretion after application of prudent lending guidelines, shall have approved issuance of the Advised Line of Credit.

         "APPLICABLE MARGIN" shall mean two percent (2%)

         "BANK" shall mean Key Bank National Association, a national banking association with its main office at 127 Public Square, Cleveland, Ohio 44114-1306, and its successors and assigns.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any Libor Rate Loan, on which dealings are carried on in the London interbank Eurodollar market.

         "COMMITTED AMOUNT" shall mean Two Million Dollars ($2,000,000.00), the amount of the Revolving Line of Credit, subject to any reduction of the commitment of the Lender to make Loans hereunder pursuant to Section 2.1 upon satisfaction of the following conditions:

         (a)      No Event of Default or Potential Event shall have occurred.

         (b)      The Company shall have paid Lender the fees set forth in
                  Section 2.6.

         "COMPANY" shall mean Collaborative Clinical Research, Inc. ("CCLR") an Ohio corporation, with its principal office located at 20600 Chagrin Blvd., Suite 1050, Cleveland, Ohio 44122 and its successors.

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         "ELIGIBLE ACCOUNTS RECEIVABLES" shall be defined as accounts receivable less than or equal to ninety (90) days old, net of allowances for doubtful accounts and net of advances on contracts.

         "ENVIRONMENTAL LAW" means any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous toxic or dangerous substance, waste or material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EVENT OF DEFAULT" shall mean any one or more of the occurrences described in ARTICLE VII hereof.

         "FUNDED DEBT" shall mean all Indebtedness which matures more than one year after the date such Indebtedness was incurred, less any portion thereof that is payable within twelve (l2) months following the date as of which the calculation is made.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

         "INDEBTEDNESS" shall mean for any Person (i) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets excluding trade payable, (iii) all obligations under conditional sales or other title retention agreements, and (iv) and all lease obligations which have been or should be capitalized on the books of such Person and (v) all guarantees by such Person of any of the foregoing.

         "INTEREST PERIOD" means, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made, continued, or converted and ending on the last day of such period as selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Company pursuant to the provisions below. The duration of each Interest Period for any Libor Rate Loan shall be thirty (30) days provided that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension of time would cause the last day of such Interest period for a Libor Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         "LENDER" shall mean Key Corporate Capital Inc. with its chief administrative office at 127 Public Square, Cleveland, Ohio 44114-1306, and its successors and assigns.

         "LIBOR RATE" means for any Interest Period for any Libor Advance or Libor Rate Loan, an interest rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal at all times during such Interest Period to the rate per annum (rounded upward to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in Untied States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market two Business Days prior to the first day of such Interest Period in an amount and maturity of such Libor Advance or Libor Rate Loan.

         "LIBOR RATE LOAN" means any Loan that bears interest with reference to the Libor Rate.

         "LIBOR RESERVE REQUIREMENTS" means, for any Interest Period for any Libor Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

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         "LIEN" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset.

         "LOAN" OR "LOANS" shall mean the credit to the Company extended by the Lender in accordance with Section 2.1(a) and (b) hereof.

         "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Security Instruments, if any, and any other documents relating thereto.

         "MARGIN STOCK" shall have the meaning given to it under Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

         "MULTIEMPLOYER PLAN" shall mean a Plan described in ERISA which covers employees of the Company and employees of any other Person, which together would be treated as a single employer for purposes of ERISA.

         "NOTE OR NOTES" shall mean the promissory note, in the form of Exhibits A & B attached hereto, signed and delivered by the Company to evidence its Indebtedness to the Lender in accordance with Section 2.1 hereof.

         "PERSON" shall mean any natural person, corporation (which shall be deemed to include business trust), association, limited liability company, partnership, joint venture, political entity, or political subdivision thereof.

         "PLAN" shall mean any plan (other than a Multiemployer Plan) defined in ERISA in which the Company or any Subsidiary is, or has been at any time during the preceding two (2) years, an "employer" or a "substantial employer" as such terms are defined in ERISA.

         "POTENTIAL DEFAULT" shall mean any condition, action, or failure to act which, with the passage of time, service of notice, or both, will constitute an Event of Default under this Agreement.

         "PRIME RATE" shall mean that interest rate established from time to time by the Lender as the Lender's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit.

         "PRIME RATE LOAN" means any Loan that bears interest with reference to the Prime Rate.

         "REVOLVING LINE OF CREDIT" shall mean the credit in the Committed Amount evidenced by the Note in the form of Exhibit "A".

         "SECURITY" shall mean Two Million Dollars ($2,000,000.00) that will be invested in an account at Key Investment, Inc. and will be subject to KeyBank Credit Policy advance rates as set forth in Section 5.9 hereof.
Lender shall also have first security interest in accounts receivable.

         "SECURITY INSTRUMENT(S)" shall mean the written document(s) listed in Exhibit C attached hereto, signed and delivered from time to time to the Lender in connection with Indebtedness owed by Company to the Lender.

         "SUBORDINATED DEBT" shall mean Indebtedness of a Person which is subordinated, in a manner satisfactory to the Bank, to all Indebtedness owing to the Lender.

         "SUBSIDIARY" shall mean any Person of which more than fifty percent (50%) of (i) the voting stock entitling the holders thereof to elect a majority of the Board of Directors, managers, or trustees thereof, or (ii) the interest in the capital or profits of such Person, which at the time is owned or controlled, directly or indirectly, by the Company or one or more other Subsidiaries.

         "TERMINATION DATE" shall mean January 31, 2000, or such earlier date on which the commitment of the Lender to make Loans under the Revolving Line of Credit shall have been terminated pursuant to ARTICLE VIII of

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this Agreement. The credit facility may be extended for additional one (1) year periods at Lender's sole discretion.

         "TYPE" means, when used in respect of any Advance, the LIBOR Rate or the Prime Rate in effect in respect of such Advance.

         The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.

                           ARTICLE II. CREDIT FACILITY
                           ---------------------------

         SECTION 2.1. AMOUNT OF CREDIT. The Lender hereby agrees, subject to the terms and conditions of this Agreement, to make, continue, and convert Loans to the Company as follows:

         (a) The Lender will make one or more Loans to the Company under the Revolving Line of Credit on the date of this Agreement in an aggregate principal amount not to exceed Two Million dollars ($2,000,000.00) outstanding at any one time. The Lender during the loan period, upon the request of the Company, shall also continue Loans of any type or any portion thereof or convert Loans of one type or any portion thereof, into Loans of another type at appropriate intervals.

         (b) The Lender may in its sole and absolute discretion make one or more Loans to the Company on an Advised Line of Credit, in an aggregate principal amount not to exceed Three Million Dollars ($3,000,000.00) outstanding at any one time. The Lender may in its discretion continue this Loan.

        (c) The Lender will make one or more Loans to the Company under the Revolving Line Credit from time to time on and after the date of this Agreement through and including the Termination Date, in an aggregate principal amount not to exceed the Committed Amount outstanding at any one time. The Lender shall upon the request of the Company continue Loans of any type or any portion thereof or convert Loans of any type or any portion thereof into Loans of another type at appropriate intervals. The Company may borrow, prepay, and reborrow such Loans; provided, however, that the Company may prepay any Libor Rate Loan only on the last day of the applicable Interest Period for such Loan. The Company may at any time or from time to time, upon not less than ninety (90) Business Days' prior notice made by telegraph, telex, or telephone and confirmed in a writing delivered to the Lender, terminate or reduce permanently the commitment of the Lender to make Loans pursuant to this Section 2.1(a) hereof by the amount of $100,000.00 or any integral multiple thereof; provided that the Company shall immediately pay to the Lender the amount, if any, by which the aggregate principal amount of such Loans outstanding exceeds such reduced commitment of the Lender at that time. If, however, after giving effect to any such payment any Libor Rate Loans would be prepaid prior to the end of their respective Interest Periods, the notice of the termination or permanent reduction in the commitment of the Lender to make Loans pursuant to Section 2.1(a) shall be deemed to be the Company's request that such termination or reduction be effective on the last day of such Interest Periods. Concurrently with such reduction or termination, the company shall pay the unpaid commitment fee that shall have accrued on the portion of such terminated or reduced commitment.

         (d) Each Loan that is made as or converted into a Prime Rate Loan shall be made or converted on such Business Day in such amount (equal to One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof) as the Company shall request by written notice given to the Lender no later than 11:00 a.m. (Cleveland, Ohio time) on the date of disbursement of or conversion into the requested Prime Rate Loan, each Loan that is made or continued as or converted into a Libor Rate Loan shall be made, continued, or converted on such Business Day, in such amount (equal to One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof), and with such an interest Period as the Company shall request by written notice given to the Lender no later than 11:00 a.m. (Cleveland, Ohio time) on the third Business Day prior to the date of disbursement or continuation of or conversion into the requested Libor Rate Loan. Each written notice of any

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                  Libor Rate Loan shall be irrevocable and binding on the
                  Company and the Company shall indemnify the Lender against any loss or expense incurred by the Lender as a result of any failure by the Company to consummate such transaction, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Lender to fund the Loan. A certificate as to the amount of such loss or expense submitted by the Lender to the Company shall be conclusive and binding for all purposes, absent error. In the event that the Company fails to provide the Lender with the required written notice, the Company shall be deemed to have given a written notice that such Loan shall be converted to a Prime Rate Loan on the last day of the applicable Interest Period. All Loans shall be evidenced by the Note, dated the date hereof. The Note shall be a master note, and the principal amount of all loans outstanding shall be evidenced by the Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on the Note.

         (e) The Company shall repay to the Lender on the Termination Date, the principal amount of all Loans under the Revolving Line of Credit evidenced by the Note that are outstanding on the Termination Date.

         (f) The Company shall repay to the Lender on the earlier of July 31, 1998 or demand, the amount of all Loans under the Advised Line of Credit.

         SECTION 2.2.  INTEREST RATE.
                       --------------

         (a) Each Libor Rate Loan shall bear interest at a fixed rate per annum equal to the Libor Rate for such Interest Period plus the Applicable Margin.

         (b) Each Prime Rate Loan shall bear interest at a floating rate per annum equal to Prime Rate. In the event of any change in the Prime Rate, the rate of interest upon each Prime Rate Loan shall be adjusted to immediately correspond with such change, except such interest rate shall not exceed the highest rate permitted by law.

         SECTION 2.3. INTEREST PAYMENTS. The Company shall pay to the Lender interest on the unpaid principal balance of each Prime Rate Loan monthly commencing on April 1, 1998 or on the date such Loan is converted to a Libor Rate Loan. The Company shall pay to the Lender interest on the unpaid principal balance of each Libor Rate loan outstanding on the date such Loan is converted to a Prime Rate Loan, or the last day of the applicable Interest Period of such Loan, whichever is earlier. After maturity, whether by acceleration or otherwise, the principal of the Loans and the unpaid interest and fees thereon shall bear interest at three percent (3%) in excess of the highest applicable interest rate provided herein.


         SECTION 2.4. PREPAYMENT. The Company may prepay any Prime Rate Loans in whole, or in part, in the principal amount of $50,000.00 or any integral multiple thereof, at any time or times upon not less than one (1) Business Day's prior notice made by telephone to the Lender. The Company may prepay any Libor Rate Loan, in whole or in part, in the principal amount of $50,000.00 or any integral multiple thereof only on the last day of the Interest Period applicable to such Loan upon not less than one (1) Business Day's prior written notice given to the Lender.

         SECTION 2.5. USE OF PROCEEDS. The Loans shall be used as working capital. Any excess proceeds shall be used by the Company for general operating purposes consistent with the provisions of this Agreement.

         SECTION 2.6.  FEES.  The Company shall pay to the Lender:

         (a) An origination fee equal to Five Thousand Dollars ($5,000.00) for the Revolving Credit Line of Credit payable on the date of execution of this agreement.

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         (b)      A commitment fee computed at the rate of 25 basis points on the unused portion of the Committed Amount. The commitment fee will be paid quarterly in arrears.

         (c) Prior to maturity (whether acceleration or otherwise), for each payment of principal or interest not paid when due, a late fee equal to five percent (5.0%) of such payment shall be charged.

         (d) Out of pocket expenses, including Lender's legal fees will be paid by the Company on the date of execution of this Agreement.

         SECTION 2.7 COMPUTATION OF INTEREST AND FEES. Interest on Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest on unpaid fees, if any, hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         SECTION 2.8  ADDITIONAL COSTS.
                      -----------------

         (a) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of making, funding or maintaining Loans, then the Company shall from time to time, upon demand by the Lender pay to the Lender additional amounts sufficient to reimburse the Lender for any such additional costs. A certificate of the Lender submitted to the Company as to the amount of such additional costs, shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Company to the Lender within five (5) Business Days after the Lender notifies the Company of any such additional costs pursuant to this Section 2.8(a), the Company may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Lender. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Company shall be conclusive and binding for all purposes, absent manifest error.

         (b) If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Lender, the Company shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's Loans (or commitment to make the Loans). A certificate of the Lender submitted to the Company as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Company to the Lender within five
                  (5) Business Days after the Lender notifies the Company of any such additional costs pursuant to this Section 2.8(b), the Company may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected

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                  then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Lender. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Company shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.9. ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Lender to perform its obligations hereunder to make, continue, or convert Libor Rate Loans hereunder, then, (a) on notice thereof by the Lender to the Company, the obligation of the Lender to make or continue a Loan of a type so affected or to convert any type of Loan into a Loan of a type so affected shall terminate and the Lender shall thereafter be obligated to make Prime Rate Loans whenever any written notice requests any type of Loans so affected and (b) upon demand therefor by the Lender to the Company, the Company shall either (i) forthwith prepay in full all Loans of the type so affected then outstanding, together with interest accrued thereon or (ii) request that the Lender, upon four (4) Business Days' notice, convert all Loans of the type so affected then outstanding into Loans of a type not so affected. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Company shall be conclusive and binding for all purposes, absent manifest error.

                             ARTICLE III. WARRANTIES
                             -----------------------

         The Company represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note and all extensions of credit under this Agreement) that:

         SECTION 3.1. ORGANIZATION; CORPORATE POWER.
                      ------------------------------

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated;

         (b) The Company has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted;

         (c) The Company is qualified to do business in every jurisdiction in which the ownership or leasing of its property or the doing of business requires such qualification; and

         (d) The Company has the corporate power to execute, deliver, and perform its Loan Documents and to borrow hereunder.

         SECTION 3.2. AUTHORIZATION OF BORROWING. The execution, delivery, and performance of the Loan Documents and the Loans by the Company have been duly authorized by all requisite corporate action.

         SECTION 3.3. NO CONFLICT. The execution, delivery, and performance of the Loan Documents will not (a) violate any provision of law, the Articles of Incorporation, the Code of Regulations, or By-Laws of the Company, (b) violate any order of any court or other agency of any federal or state government or any provision of

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
any indenture, agreement, or other instrument to which the Company is a party or by which it or any of its properties or assets are bound, (c) conflict with, result in a breach of, or constitute (with passage of time or delivery of notice, or both), a default under any such indenture, agreement, or other instrument, or (d) result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever upon any of the properties or assets of the Company except in favor of the Lender.

         SECTION 3.4. EXECUTION OF LOAN DOCUMENTS. The Loan Documents have been duly executed and are valid and binding obligations of the Company fully enforceable in accordance with their respective terms.

         SECTION 3.5. FINANCIAL CONDITION. The Company has furnished to the Lender true and correct financial statements prepared by a certified public accountant as of the end of the Company's fiscal year which ended December 31, 1996, which audited financial statements present fairly the Company's financial condition at such date, and there has been no material adverse change in the Company's financial condition since that date.

         SECTION 3.6. LIABILITIES; LIENS. Except as set forth in the schedules herein attached, the Company has made no investment in, advance to, or guarantee of, the obligations of any Person nor are the Company's assets and properties subject to any claims, liabilities, Liens, or other encumbrances, except as disclosed in the financial statements and related notes thereto referred to in
Section 3.5 hereof.

         SECTION 3.7. LITIGATION. Except as set forth in the schedules herein attached, there is no action, suit, examination, review, or proceeding by or before any governmental instrumentality or agency now pending or, to the knowledge of the Company, threatened against the Company or against any property or rights of the Company, which, if adversely determined, would materially impair the right of the Company to carry on business as now being conducted or which would materially adversely affect the financial condition of the Company, except for the litigation, if any, described in the notes to the financial statements referred to in Section 3.5 hereof.

         SECTION 3.8. PAYMENT OF TAXES. Federal income tax returns of the Company have been examined by the Internal Revenue Service for all years prior to and including its fiscal year which ended December 31, 1996, and all deficiencies finally resulting from such examinations have been discharged or proper amounts have been set aside on the Company's books to cover such deficiencies. The Company has filed, or caused to be filed, all Federal, state, local, and foreign tax returns required to be filed, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by the Company, to the extent that such taxes become due, except as otherwise contested in good faith. The Company has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities or for taxes being contested by the Company.

         SECTION 3.9. AGREEMENTS. Except as set forth in the schedules herein attached, the Company is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default materially adversely affects the business, properties, assets, or financial condition of the Company.

         SECTION 3.10. REGULATORY STATUS. Neither the making nor the performance of this Agreement, nor any extension of credit hereunder, requires the consent or approval of any governmental instrumentality or political subdivision thereof, any other regulatory or administrative agency, or any court of competent jurisdiction.

         SECTION 3.11. FEDERAL RESERVE REGULATIONS: USE OF LOAN PROCEEDS. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any governmental body, including without limitation the provisions of Regulations G, U, or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Following application of the proceeds of each Loan, not more than 25 percent of the value of the assets of the Company and its Subsidiaries on a consolidated basis will be Margin Stock.

         SECTION 3.12. SUBSIDIARIES. The Company has no Subsidiaries, other than as set for in the schedules herein attached herein.

         SECTION 3.13. LICENSES. The Company has all licenses, franchises, consents, approvals, or authorizations required in connection with the conduct of the business of the Company, the absence of which would have a material adverse affect on the conduct of the Company's business, and all such licenses, franchises, consents, approvals, and authorizations are in full force and effect.

         SECTION 3.14. ERISA. The Company does not maintain, sponsor, or participate in any Plan or Multiemployer Plan insured, or required to be insured, by the Pension Benefit Guaranty Corporation.


         SECTION 3.15. ENVIRONMENTAL MATTERS. The Company is in compliance with all Environmental Laws and all applicable federal, state and local health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on the Company or the ability of the Company to fulfill its obligations under this Agreement or the Note.

         SECTION 3.16. SOLVENCY. The Company has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Company has incurred to Bank. The Company is not insolvent as defined in any applicable state or federal statute, nor will the Company be rendered insolvent by the execution and delivery of this Agreement or the Note to Lender. The Company is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

                        ARTICLE IV. CONDITIONS OF LENDING
                        ---------------------------------

         SECTION 4.1. FIRST LOAN. The obligation of the Lender to make a Loan shall be subject to satisfaction of the following conditions, unless waived in writing by the Lender: (a) all legal matters and Loan Documents incident to the transactions contemplated hereby shall be satisfactory, in form and substance, to Lender's counsel; (b) the Lender shall have received (i) certificates by an authorized officer of the Company, upon which the Lender may conclusively rely until superseded by similar certificates delivered to the Lender, certifying (1) all requisite action taken in connection with the transactions contemplated hereby and (2) the names, signatures, and authority of the Company's authorized signers executing the Loan Documents, and (ii) such other documents as the Lender may reasonably require to be executed by, or delivered on behalf of, the Company; (c) the Lender shall have received the Note with all blanks appropriately completed, executed by an authorized signer of the Company; (d) the Company shall have paid to the Lender the fee(s) then due and payable in accordance with ARTICLE II of this Agreement; (e) the Lender shall have received the written opinion of legal counsel selected by the Company and satisfactory to the Lender, dated the date of this Agreement, in the form of Exhibit C attached to this Agreement, and covering such other matter(s) as the Lender may reasonably require; (f) the Lender shall have received written instructions by the Company with respect to disbursement of the proceeds of the Loan; (g) the Lender shall have received all Security Instruments duly executed by all parties thereto; provided, the obligation of the Lender to make any Loan under the Advised Line of Credit is subject to the sole and absolute discretion of the Lender.

         SECTION 4.2. EACH LOAN. The obligation of the Lender to make any Loan shall be subject to compliance with Section 4.l herein and also subject to satisfaction of the following conditions that at the date of making such Loan, and after giving effect thereto: (a) no Event of Default or Potential Default shall have occurred and be then continuing and (b) each representation and warranty set forth in ARTICLE III above is true and correct as if then made.

                        ARTICLE V. AFFIRMATIVE COVENANTS
                        --------------------------------

         As long as credit is available hereunder or until all principal of and interest on the Note have been paid in full:
                                       9

         SECTION 5.1. ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will maintain a standard system of accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books for each fiscal quarter the proper amounts or accruals for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, prepaid expenses, and for other purposes as shall be required by GAAP. The Company will deliver to the Lender:

         (a) As soon as practicable after the end of each fiscal quarter in each year, except the last, and in any event within forty-five
                  (45) days thereafter, a balance sheet of the Company as of the end of such quarter, and statements of income, changes in financial position, and shareholders' equity of the Company for such quarter, certified as complete and correct by the principal financial officer of the Company, subject to changes resulting from year-end adjustments;

         (b) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, a balance sheet of the Company as of the end of such year, and statements of income, changes in financial position, and shareholders' equity of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report and an unqualified opinion of independent certified public accountants of recognized standing, selected by the Company and satisfactory to the Bank;

         (c) Together with each set of financial statements required by subparagraph (a) above, a certificate by the chief financial officer or other authorized officer of the Company stating whether or not there exists any Event of Default or Potential Default, specifying the nature and period of existence thereof and what action, if any, the Company is taking or proposes to take with respect thereto;

         (d) With reasonable promptness, such other data and information as from time to time may be reasonably requested by the Lender;

         (e) Promptly and in any event within ten (10) days after the occurrence of a Reportable Event with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such Reportable Event or these that would have been required to be filed if the thirty (30) day notice requirement to the PBGC were not waived;

         (f) Promptly upon receipt, and in no event more than three (3) days after receipt of a notice by the Company or any ERISA Affiliate or any administrator of any Plan or Multi-employee Plan that the PBGC has instituted proceedings to terminate such Plan or to appoint a trustee to administer such Plan, a copy of such notice;

         (g) As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, an accounts receivable aging report in a form acceptable to Lender, will be provided to the Lender.

         SECTION 5.2. INSURANCE; MAINTENANCE OF PROPERTIES. The Company will maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law or as may be reasonably required by the Lender. The Company will, upon request from time to time, furnish to the Lender a schedule of all insurance carried by it, setting forth in detail the amount and type of such insurance. The Company will maintain in good repair, working order, and condition, all properties used or useful in the business of the Company.

         SECTION 5.3. EXISTENCE; BUSINESS. The Company will cause to be done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business. The Company will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, the Company shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation is not to jeopardize any franchise, license, permit patent, or trademark necessary to conduct the Company's business.

         SECTION 5.4. PAYMENT OF TAXES. The Company will pay all taxes, assessments, and other governmental charges levied upon any of its properties or assets or in respect of its franchises, business, income, or profits before the same become delinquent, except that no such taxes, assessments, or other charges need be paid if contested by the Company in good faith and by appropriate proceedings promptly initiated and diligently conducted and if the Company has booked appropriate reserves, determined in accordance with GAAP, for the payment of all such taxes, changes, and assessments.

         SECTION 5.5. LITIGATION; ADVERSE CHANGES. The Company will promptly notify the Lender in writing of (a) any future event which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth in ARTICLE III hereof and (b) any material adverse change in the condition, business, or prospects, financial or otherwise, of the Company.

         SECTION 5.6. NOTICE OF DEFAULT. The Company will promptly notify the Lender of any Event of Default or Potential Default hereunder and any demands made upon the Company by any Person for the acceleration and immediate payment of any Indebtedness owed to such Person.

         SECTION 5.7. INSPECTION. The Company will make available for inspection by duly authorized representatives of the Lender, or its designated agent, the Company's books, records, and properties three (3) times a year, unless the loan is in default, and will furnish the Lender such information regarding its business affairs and financial condition within a reasonable time after written request therefor.

         SECTION 5.8. ENVIRONMENTAL MATTERS. The Company and each of its
Subsidiaries:

         (a) Is in compliance with all Environmental Laws and all applicable federal, state and local health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not in the aggregate, have a materially adverse effect on the Company or the ability of the Company to fulfill its obligations Agreement or the Note.

         (b) Shall deliver promptly to Lender (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency, and (ii) copies of any documents submitted by Company or any of its Subsidiaries to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations.

         SECTION 5.9. SECURITY FOR LOAN(S). The Company will maintain in an account maintained by Company at KeyBank National Association or one of its subsidiaries the sum of Two Million Dollars ($2,000,000.00) as collateral for the Revolving Line of Credit; advances under Revolving Line of Credit will be based on KeyBank Credit Policy advance rates which are currently:

TYPE                                        MAXIMUM PERCENT ADVANCE ON MARKET VALUE

Traded Common or Preferred Stock                                             65%
Traded Corporate Bond                                                        80%
U.S. Treasury Bond                                                           85%
U.S. Agency Bond                                                             70%
Mutual Fund                                                                  60%
Cash Value Life Insurance                                                    90%
Key Corp. Bank Time Deposit                                                 100%

         These advance rates are subject to change from time to time in the sole discretion of the Bank.

         SECTION 5.10. SECURITY FOR ADVISED LINE. Should the Lender issue any Loans on the Advised Line of Credit, the Company will maintain an Eligible Accounts Receivable balance in an amount equal to one hundred thirty three percent (133%) of the Advised Line of Credit outstanding at that time.


                         ARTICLE VI. NEGATIVE COVENANTS
                         ------------------------------

         As long as credit is available hereunder or until all principal of and interest on the Notes have been paid in full:

         SECTION 6.1. SALE OR PURCHASE OF ASSETS. The Company will not, directly or indirectly, (a) purchase, lease, or otherwise acquire any assets except in the ordinary course of business or as otherwise permitted by any provision of this Agreement or (b) sell, lease, transfer, or otherwise dispose of any plant or any manufacturing facility or other assets; PROVIDED, that this Section shall not prohibit any of the actions referenced in clauses (a) or (b) above so long as the taking of such action does not (i) materially and adversely affect the financial condition of the Company and (ii) materially and adversely affect the Collateral of the Lender (as defined in the Security Instruments).

         SECTION 6.2. LIENS. The Company will not, directly or indirectly, create, incur, assume, or permit to exist any Lien with respect to any property or asset of the Company now owned or hereafter acquired other than:

         (a) Liens for taxes or governmental assessments, charges, or levies the payment of which is not at the time required by
                  Section 5.4 hereof;

         (b) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided the Company has reserved proper amounts, determined in accordance with GAAP, for the payment of all such Liens;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, but excluding Indebtedness; and

         (d) Liens in respect of judgments or awards with respect to which the Company shall, in good faith, be prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review shall have been obtained;

         (e) Liens that secure the Company's Indebtedness for the purchase price of any real or personal property and that only encumber the property purchased so long as no such Liens, when taken singly or in the aggregate materially and adversely affects the financial condition of the Company;

         (f) Liens disclosed in the financial statements and related notes thereto;

         (g)      Liens in favor of the Lender or any affiliate of Lender.

         SECTION 6.3. INDEBTEDNESS. The Company will not, directly or indirectly, create, incur, or assume Indebtedness, or otherwise become liable with respect to, any Indebtedness other than:

         (a) Indebtedness now or hereafter payable, directly or indirectly, by the Company to the Lender or any Affiliate;

         (b)      Subordinated Debt of the Company;

         (c) To the extent permitted by this Agreement, Indebtedness for the purchase price of any real or personal property, which is secured only by a Lien on the property purchased;

         (d) Unsecured current Indebtedness and deferred liabilities (other than for borrowed money or represented by bonds, notes, or other securities) incurred in the ordinary course of business; and

         (e) Indebtedness for taxes, assessments, governmental charges, liens, or similar claims to the extent not yet due and payable.

         (f) Any unsecured or secured Indebtedness so long as the incurrence thereof does not (i) materially and adversely affect the financial condition of the Company and (ii) materially and adversely affect the collateral of the Lender (as defined in the Security Instruments).

         SECTION 6.4. INVESTMENTS; LOANS. The Company will not, directly or indirectly, (a) purchase or otherwise acquire or own any stock or other securities of any other Person or (b) make or permit to be outstanding any loan or advance (other than trade advances in the ordinary course of business) or enter into any arrangement to provide funds or credit, to any other Person; PROVIDED, that this Section shall not prohibit any of the actions referenced in clauses (a) or (b) above so long as the taking of such action does not (i) materially and adversely affect the financial condition of the Company and (ii) materially and adversely affect the Collateral of the Lender (as defined in the Security Instruments).

         SECTION 6.5. MERGERS; CONSOLIDATION. The Company will not merge or consolidate with any Person or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to any Person; PROVIDED, that this Section shall not prohibit any merger or consolidation so long as (a) such merger or consolidation does not (i) materially and adversely affect the financial condition of the Company and (ii) materially and adversely affect the Collateral of the Lender (as defined in the Security Instruments) and (b) the surviving entity of such merger or consolidation acknowledges that it is bound by the terms of this Agreement and the Security Instruments in writing and takes such action as is required by the Lender to maintain its security interest in the Collateral (as defined in the Security Instruments).


                         ARTICLE VII. EVENTS OF DEFAULT
                         ------------------------------

         The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

         SECTION 7.1. PRINCIPAL OR INTEREST. If the Company fails to pay any installment of principal or interest on that or any other sums of money within three (3) days after its due date under this Agreement; or

         SECTION 7.2. MISREPRESENTATION. If any representation or warranty made herein by the Company or in any written statement, certificate, report, or financial statement at any time furnished by, or on behalf of the Company in connection herewith, is incorrect or misleading in any material respect when made or furnished, at anytime thereafter; or

         SECTION 7.3. FAILURE OF PERFORMANCE OF THIS AGREEMENT. If the Company fails to perform or observe any covenant or agreement contained in this Agreement, other than any sums of money payable hereunder, and such failure remains unremedied for thirty (30) calendar days after the Lender shall have given written notice thereof to the Company; or

         SECTION 7.4. CROSS-DEFAULT. If the Company (or any Guarantor) (a) fails to pay any Indebtedness (other than as evidenced by the Note) owing by the Company (or such Guarantor) in the aggregate principal amount of more than Two Hundred Fifty Thousand Dollars ($250,000.00) when due, whether at maturity, by acceleration, or otherwise or
(b) fails to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than the Loan Documents) evidencing, securing, or relating to such Indebtedness when required to be performed, or is otherwise in default thereunder, if the effect of such failure is to accelerate, or to permit the holder(s) of such Indebtedness or the trustee(s) under any such agreement or instrument to accelerate, the maturity of such Indebtedness, whether or not such failure shall be waived by such holder(s) or trustee(s); or

         SECTION 7.5. EVENT OF DEFAULT UNDER ANY SECURITY INSTRUMENT. If an event of default occurs (with passage of time or service of notice, or both) and is continuing under the terms of any Security Instrument; or

         SECTION 7.6. ERISA. If the Company at anytime hereafter sponsors or establishes any Plan, and the Company (a) fails to notify the Lender in writing of such occurrence within ten (l0) days after such Plan is authorized by the Board of Directors or otherwise by the Company or (b) fails to agree within a reasonable time to such amendments to this Agreement regarding provisions with respect to ERISA as the Lender customarily uses at that time in loan agreements with other borrowers; or

         SECTION 7.7. INSOLVENCY. If the Company (or any Guarantor) shall discontinue business or (a) is adjudicated a bankrupt or insolvent under any law of any existing jurisdiction, domestic or foreign, or ceases, is unable, or admits in writing its inability, to pay its debts generally as they mature, or makes a general assignment for the benefit of creditors, (b) applies for, or consents to, the appointment of any receiver, trustee, or similar officer for it or for any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of the Company (or such Guarantor), and such appointment continues thereafter undischarged for a period of thirty (30) days, (c) institutes, or consents to the institution of any bankruptcy, insolvency, reorganization, arrangement, readjustment or debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction, (d) any such proceeding is instituted against the Company (or such Guarantor) and remains thereafter undismissed for a period of sixty (60) days, or (e) any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against a substantial part of the property of the Company or any Subsidiary (or Guarantor) and such judgment, writ, or similar process is not effectively stayed within thirty (30) days after its issue or levy, or any Guarantor becomes deceased.

                       ARTICLE VIII. REMEDIES UPON DEFAULT
                       -----------------------------------

         SECTION 8.1. OPTIONAL ACCELERATION. In the event that one or more of the Events of Default set forth in Sections 7.l through 7.6 above occurs and continues and is not waived by the Lender, then, in any such event, and at any time thereafter, the Lender may, at its option, terminate its commitment to make any Loan and declare the unpaid principal of, and all accrued interest on, the Note, and any other liabilities hereunder, and all other Indebtedness of the Company to the Lender forthwith due and payable, whereupon the same will forthwith become due and payable without presentment, demand, protest, or other notice of any kind, all of which the Company hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding.

         SECTION 8.2. AUTOMATIC ACCELERATION. Upon the happening of an Event of Default referred to in Section 7.7 above, the unpaid principal of, and all accrued interest on, the Note, and any other liabilities hereunder and all other Indebtedness of the Company to the Lender then existing will thereupon become immediately due and payable in full and the commitment, if any, of the Lender to make any Loan, if not previously terminated, will thereupon immediately terminate without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note to the contrary notwithstanding.

         SECTION 8.3. RIGHT OF SET OFF; SECURITY. Upon the occurrence and continuation of an Event of Default, the Lender has the right, in addition to all other rights and remedies available to it, to set off the unpaid balance of the Note and any other Indebtedness payable to the Lender held by it against any debt owing to the Company by the Lender or by any Affiliate, including, without limitation, any obligation under a repurchase agreement or any funds held at anytime by the Lender or any Affiliate, whether collected or in the process of collection, or in any time or demand deposit account maintained by the Company at, or evidenced by any certificate of deposit issued by, the

Lender or any Affiliate. The Company hereby grants, pledges, and assigns to the Lender a security interest in, or lien upon, all cash, negotiable instruments, securities, deposit accounts, and other cash equivalents, whether collected or in the process of collection, whether matured or unmatured, now or hereafter in the possession of the Bank or any Affiliate and upon which the Company has or may hereafter have any claim. The Company acknowledges and agrees that all of the foregoing shall constitute "cash collateral" for purposes of this Agreement. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Note may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company pursuant to this Agreement in the amount of such participation.

         SECTION 8.4. NO WAIVER. The remedies in this ARTICLE VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lender may be entitled. No failure or delay on the part of the Lender in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                            ARTICLE IX. MISCELLANEOUS
                            -------------------------

         SECTION 9.1. AMENDMENTS. No waiver of any provision of this Agreement or the Note, or consent to departure therefrom, is effective unless in writing and signed by the Lender. No such consent or waiver extends beyond the particular case and purpose involved. No amendment to this Agreement is effective unless in writing and signed by the Company and the Lender.

         SECTION 9.2. EXPENSES; DOCUMENTARY TAXES. The Company shall pay (a) all reasonable out-of-pocket expenses of the Lender, including reasonable fees and disbursements of special counsel for the Lender, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Event of Default hereunder and (b) if an Event of Default or Potential Default occurs, all out-of-pocket expenses incurred by the Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default or Potential Default and collection and other enforcement proceedings resulting therefrom. The Company shall reimburse the Lender for its payment of all transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

         SECTION 9.3. INDEMNIFICATION. The Company shall indemnify and hold the Lender harmless against any and all liabilities, losses, damages, costs, and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Lender shall be designated a party thereto) which may be incurred by the Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of any Loan hereunder; provided, that the Lender shall have no right to be indemnified hereunder for its own bad faith or willful misconduct as determined by a court of competent jurisdiction. The Company further agrees to indemnify the Lender against any loss or expense which the Lender may sustain or incur as a consequence of any default by the Company in payment when due of any amount due hereunder in respect of any Libor Rate Loan, including, but not limited to, any loss of profit, premium, or penalty incurred by the Lender in respect of funds borrowed by it for the purpose of making or maintaining any such Loan, as determined by the Lender in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by the Lender to the Company and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 9.4. CONSTRUCTION. This Agreement and the Note will be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The several captions to different Sections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions hereof.

         SECTION 9.5. EXTENSION OF TIME. Whenever any payment hereunder or under the Note becomes due on a date which the Lender is not open for the transaction of business, such payment will be due on the next succeeding Business Day and such extension of time will be included in computing interest in connection with such payment.

         SECTION 9.6. NOTICES. All written notices, requests, or other communications herein provided for must be addressed:

to the Company as follows:

         Collaborative Clinical Research, Inc.
         20600 Chagrin Blvd., Suite 1050
         Cleveland, Ohio  44122
         Attn: Terry C. Black
         Vice-President-CEO

to the Lender as follows:

         Key Corporate Capital Inc.
         127 Public Square
         Cleveland, Ohio 44114-1306
         Attn:  Manager Healthcare Finance

or at such other address as either party may designate to the other in writing.

         SECTION 9.7. SURVIVAL OF AGREEMENTS; RELATIONSHIP. All agreements, representations, and warranties made in this Agreement will survive the making of the extension of credit hereunder, and will bind and inure to the benefit of the Company and the Lender, and their respective successors and assigns; PROVIDED, that no subsequent holder of the Note shall by reason of acquiring that Note become obligated to make any Loan hereunder and no successor to or assignee of the Company may borrow hereunder without the Lender's written assent. The relationship between the Company and the Lender with respect to this Agreement, the Notes and any other Loan Document is and shall be solely that of debtor and creditor, respectively, and the Lender has no fiduciary obligation toward the Company with respect to any such document or the transactions contemplated thereby.

         SECTION 9.8. SEVERABILITY. If any provision of this Agreement or the Notes, or any action taken hereunder, or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or the Note, each of which shall be construed and enforced without reference to such illegal or invalid portion and shall be deemed to be effective or taken in the manner and to the full extent permitted by law.

         SECTION 9.9. ENTIRE AGREEMENT. This Agreement, the Notes and any other Loan Document integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 9.10. JURY TRIAL WAIVER. COMPANY AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN LENDER AND COMPANY.


         IN WITNESS WHEREOF, the Company and the Lender have each caused this Agreement to be executed by their duly authorized officers as of this 1st day of October, l997.

                  COMPANY:       COLLABORATIVE CLINICAL RESEARCH,

                                 BY: /s/ Jeffrey A. Green
                                    --------------------------------------------
                                 TITLE: President & CEO
                                       -----------------------------------------

                  LENDER:        KEY CORPORATE CAPITAL INC.

                                 BY: /s/ Rufus D. Heard
                                    --------------------------------------------
                                 TITLE: Vice President
                                       -----------------------------------------